AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT
This Amendment No. 1 (this “Amendment”) to the Stock Purchase Agreement (the “Agreement”) is entered into as of February 14, 2020 by and among Cinedigm Corp. a Delaware corporation (the “Purchaser”) and the sellers named on Schedule A attached to the Agreement (the “Sellers”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement.
RECITALS
WHEREAS, the parties hereto entered into the Agreement, dated as of December 27, 2019, pursuant to which the Purchaser would purchase from the Sellers, and the Sellers would sell to the Purchaser, certain ordinary shares of Starrise media Holdings Limited (the “Company”); and
WHEREAS, the Sellers consist of BeiTai Investment LP (“BeiTai”) and Aim Right Ventures Limited (“Aim Right”); and
WHEREAS, the parties hereto wish to amend the Agreement in certain respects;
NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, and agreements contained in this Amendment, the parties, intending to be legally bound, agree as follows:
Section 1.    Amendments to the Agreement.
(a)    Section 3 is amended and restated in its entirety to read as follows:
“3.1    Closing Date. Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Agreement, the closing of the purchase and sale of all or portions of the Purchased Shares as contemplated by this Agreement (each, a “Closing”) shall occur on such date or dates as may be mutually agreed upon by the Sellers and the Purchaser (each, a “Closing Date”).
3.2    Purchased Shares. At any Closing, each Seller that is delivering any Purchased Shares will deliver to the Purchaser instruments of transfer or other appropriate documents satisfactory to the Purchaser indicating proof of transfer of the Purchased Shares being transferred at such Closing to the Purchaser, or its designee, if applicable.
3.3    Books and Records. On any Closing Date, each Seller that is delivering any Purchased Shares shall cause the Company to record, or to cause its transfer agent or stock registrar for the Ordinary Shares to record, the Purchase as the record or beneficial, as applicable, holder of the Purchased Shares being transferred at such Closing in the books and records of the Company.”
(b)    Schedule A is amended by reflecting that BeiTai shall sell, at a first closing anticipated to occur on February 14, 2020 or such other date as the Purchaser and BeiTai shall agree, 162,162,162 Purchased Shares and that the Purchaser shall issue to BeiTai 21,646,604 shares of Common Stock in consideration therefor.

Section 2.    Miscellaneous.
(a)     Each party to this Amendment represents and warrants that the execution and delivery by it of this Amendment and the Agreement, as amended hereby, and the performance of its obligations hereunder and thereunder, have been duly authorized by all requisite corporate action on its part and no other corporate authorization or proceedings on its part is required therefor. Each party to this Amendment represents and warrants that (i) this Amendment has been duly executed and delivered by it, and, assuming the due authorization, execution and delivery of this Amendment by the other parties hereto, constitutes the legal, valid and binding obligation of such party, enforceable against it or him, as applicable, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles, (ii) none of the execution, delivery or performance by such party of this Amendment and the Agreement, as amended hereby, in accordance with their terms, nor the consummation by such party of the Transactions, does or shall violate, conflict with, breach or constitute a default under (in each case, with or without the giving of notice, the lapse of time or both) any of the provisions of: (A) any of the or organizational documents of such party; (B) any contract to which such party is a party; (C) any applicable Law; or (D) any permit or order or judgment applicable to such party and (iii) except as expressly set forth in the Agreement, none of the execution, delivery or performance by such party of this Amendment or the Agreement, as amended hereby, in accordance with their terms, nor the consummation by such party of the purchase and sale of the Purchased Shares does or will: (A) require any consent, waiver, approval, authorization, order or permit of, declaration, filing or registration with, other action by, or notification to, any Governmental Authority applicable to such party; or (B) require the consent, waiver, approval, authorization, notification or action of, by or to (as applicable) any other person pursuant to the terms and conditions of any contract in order to avoid any breach, default, violation, termination, modification or prepayment thereunder and to avoid the acceleration or cancellation of any rights or obligations thereunder.
(b)    Except as expressly amended hereby, the Agreement shall remain in full force and effect. The Agreement, as amended hereby, is hereby ratified and confirmed. All references in the Agreement to “this Agreement” shall be deemed to refer to the Agreement, as amended hereby.
(c)    This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any principle or rule (whether of the State of New York or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of New York.
(d)    This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and may be delivered as originals, by electronic format or otherwise.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

CINEDIGM CORP.
By: __/s/ Christopher J. McGurk Name: Christopher J. McGurk Title: Chief Executive Officer

BEITAI INVESTMENT LP:
By: __/s/ illegible____________ Name: Title:

AIM RIGHT VENTURES LIMITED
By: __/s/illegible_____________ Name: Title:

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